SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary Proxy Statement

☐ Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

SCUDDER MG INVESTMENTS TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

August     , 2003

Dear Shareholder:

Your fund — Scudder High Income Plus Fund — is holding a shareholder meeting at which shareholders will be asked to approve a change to the fund’s fundamental investment restriction on borrowing.

The recommended change will provide increased investment flexibility for the fund, as further described in the enclosed proxy statement. We urge you to approve this proposal, which is designed to benefit all shareholders by providing the fund with greater flexibility in pursuing its investment objective.

For your convenience, we’ve provided a question and answer section that gives a brief overview of the proposal. The proxy statement itself provides greater detail about the proposal and why it is being made. Please read these materials carefully.

Please be assured that:

•	The investment objective of the fund would not change.
•	The members of the fund’s Board carefully reviewed the proposal prior to recommending that you vote in favor of the proposal.

To vote, simply complete the enclosed proxy card — be sure to sign and date it — and return it to us in the enclosed postage-paid envelope. Or, you can save time by voting through the internet or by telephone as described on your proxy card.

Your vote is very important to us. We urge you to review the proposal in the proxy statement. Then, fill out the proxy card and return it to us (or vote by telephone or through the internet) so that we know how you would like to vote. When shareholders vote promptly, the fund will be able to save money by not having to conduct additional mailings or solicitations. Thank you for your response and for your continued investment.

Respectfully,

Richard T. Hale

President

The attached proxy statement contains more detailed information about the proposal. Please read it carefully.

Scudder Investments is part of Deutsche Asset Management, which is the marketing name in the US for the asset management activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., Deutsche Asset Management Inc., Deutsche Asset Management Investment Services Ltd., Deutsche Investment Management Americas Inc. and Scudder Trust Company.

questions and answers

Q&A

Q: What is the purpose of this proxy solicitation?

A:  The purpose of this proxy solicitation is to ask you to vote on the following proposal:

■	to approve a modification to Scudder High Income Plus Fund’s (the “Fund”) fundamental investment restriction on borrowing.

THE BOARD OF TRUSTEES OF THE FUND RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

Q:  Why am I being asked to approve a modification to the Fund’s fundamental investment restriction on borrowing?

A:  Certain investment restrictions of the Fund are “fundamental,” meaning that as a matter of law they may not be changed without shareholder approval.

The Board of Trustees of Scudder MG Investments Trust, of which the Fund is a series, has proposed modifying the Fund’s current fundamental investment restriction on borrowing to permit the Fund greater flexibility to engage in borrowing transactions. Borrowing creates risk and expenses for a fund and may make a fund’s net asset value more volatile. In addition, the costs associated with borrowing may lower overall returns for a fund. As a result, the Investment Company Act of 1940, as amended (the “1940 Act”) imposes certain limitations on the borrowing activities of investment companies. However, the Fund’s current fundamental investment restriction on borrowing is more restrictive than is required by applicable law. The proposed fundamental investment restriction would permit borrowing up to the maximum amount allowed by the 1940 Act and the rules and interpretations thereunder.

Q&A continued

The Fund’s current fundamental investment restriction on borrowing could prevent it from borrowing when it is in the best interests of shareholders to do so. The revised policy will give the Fund the maximum amount of flexibility to borrow permitted by applicable law.

The Board of Trustees has reviewed the proposal and unanimously recommends that you vote in favor of the proposal. The Board considered a number of factors in its review, including that the proposal would provided the Fund with increased flexibility to engage in borrowing to the extent permitted under the 1940 Act and the possible benefits to the Fund (and the concomitant risk factors) if the Fund determined to increase its borrowings.

Q:  What will happen if the modification to the Fund’s fundamental investment restriction on borrowing is approved?

If the proposal is approved, the Fund intends to borrow up to 5% of the Fund’s market value against called and tendered bonds in the Fund. This investment procedure is explained in greater detail in the proxy statement. The Fund would also be permitted to engage in other borrowings for leverage purposes, although the Fund currently has no intention of engaging in any other types of borrowings not permitted under its current fundamental investment restriction. Should the Fund’s investment adviser determine in the future to engage in other types of borrowings, it will only do so to the extent specifically authorized by the Board of Trustees.

Q:  What are the Board’s recommendations?

A:  The Board of Trustees unanimously recommends that all shareholders vote “FOR” the approval of the modification to the Fund’s fundamental investment restriction on borrowing.

Q:  How can I vote?

A:  You can vote in any one of four ways:

■	Through the internet by going to the website listed on your proxy card;

■	By telephone, with a toll-free call to the number listed on your proxy card;

■	By mail, by sending the enclosed proxy card, signed and dated, to us in the enclosed envelope; or

■	In person, by attending the special meeting.

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Q&A continued

We encourage you to vote over the internet or by telephone, using the voting control number that appears on your proxy card. Whichever method you choose, please take the time to read the full text of the proxy statement before you vote.

Q:  If I send my proxy in now as requested, can I change my vote later?

A:  You may revoke your proxy at any time before it is voted by: (1) sending a written revocation to the Secretary of the Fund as explained in the proxy statement; or (2) forwarding a later-dated proxy that is received by the Fund at or prior to the special meeting; or (3) attending the special meeting and voting in person. Even if you plan to attend the special meeting, we ask that you return the enclosed proxy. This will help us ensure that an adequate number of shares are present for the special meeting to be held.

Q:  I plan to vote by mail. How should I sign my proxy card?

A:  Please see the instructions at the end of the Notice of Special Meeting of Shareholders, which is attached.

Q:  I plan to vote by telephone. How does telephone voting work?

A:  To vote by telephone, please read and follow the instructions on your enclosed proxy card.

Q:  I plan to vote through the internet. How does internet voting work?

A:  To vote through the internet, please read and follow the instructions on your enclosed proxy card.

Q:  Whom should I call with questions?

A:  Please call Alamo Direct at 1-(866)-362-0611 with any additional questions about the proxy statement or the procedures to be followed to execute and deliver a proxy.

The attached proxy statement contains more detailed information about the proposal. Please read it carefully.

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SCUDDER HIGH INCOME PLUS FUND

One South Street

Baltimore, Maryland 21202-3220

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held October 1, 2003

A special meeting of shareholders (the “Special Meeting”) of Scudder High Income Plus Fund (the “Fund”), a series of Scudder MG Investments Trust (the “Trust”), will be held at the offices of Deutsche Asset Management, Inc., One South Street, Baltimore, Maryland 21202-3220, on October 1, 2003, at 2:00 p.m., Eastern time.

The Special Meeting is being held to consider and vote on the following matter (the ‘Proposal’) for the Fund, as indicated below and more fully described in the Proxy Statement, and such other matters as may properly come before the Special Meeting or any adjournments thereof:

To consider a proposal to modify the Fund’s fundamental investment restriction on borrowing.

The appointed proxies will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

The Proposal is discussed in greater detail in the attached proxy statement. The close of business on August 4, 2003 has been fixed as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting. You are cordially invited to attend the Special Meeting.

The Board of Trustees unanimously recommends that shareholders vote FOR the Proposal.

This notice and related proxy material are first being mailed to shareholders of the Fund on or about August 20, 2003. This proxy is being solicited on behalf of the Board of Trustees of the Trust.

By Order of the Board of Trustees,

Daniel O. Hirsch, Secretary

Baltimore, Maryland

August     , 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES (UNLESS YOU ARE VOTING BY TELEPHONE OR THROUGH THE INTERNET). NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IF YOU HAVE ANY QUESTIONS CONCERNING THE PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT ALAMO DIRECT AT 1-(866)-362-0611.

YOUR VOTE IS IMPORTANT

NO MATTER HOW MANY SHARES YOU OWN

Please indicate your voting instructions on the enclosed proxy card, sign and date the card and return it in the envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted “FOR” the modification of the Fund’s fundamental investment restriction on borrowing and, in the discretion of the persons appointed as proxies, with respect to any other business that may properly arise at the special meeting or any adjournments thereof. In order to avoid the additional expense of further solicitation, we ask your cooperation in mailing your proxy card promptly. As an alternative to mailing the paper proxy card, you may vote shares that are registered in your name, as well as shares held in “street name” through a broker, via the internet or touchtone voting.

See your proxy card for instructions for internet or touchtone voting.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.  Individual Accounts:    Sign your name exactly as it appears in the registration on the proxy card.

2.  Joint Accounts:    Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.  All Other Accounts:    The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	ABC Corp. John Doe, Treasurer
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee

Partnership Accounts
(1) The XYZ Partnership	Jane B. Smith, Partner
(2) Smith and Jones, Limited Partnership	Jane B. Smith, General Partner

Trust Accounts
(1) ABC Trust Account	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe

Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith Jr. UGMA/UTMA	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Jr., Executor

SCUDDER HIGH INCOME PLUS FUND

One South Street

Baltimore, Maryland 21202-3220

PROXY STATEMENT FOR THE SPECIAL MEETING

OF SHAREHOLDERS

August     , 2003

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Trustees (the ‘Board,’ and members of the Board will be referred to as “Trustees”), of Scudder High Income Plus Fund (the “Fund”), a series of Scudder MG Investments Trust (the “Trust”), for use at the special meeting of shareholders of the Fund, to be held at the offices of Deutsche Asset Management, Inc., One South Street, Baltimore, Maryland 21202-3220, on October 1, 2003 at 2 p.m., Eastern time, and at any and all adjournments thereof (the “Special Meeting”).

This Proxy Statement and the accompanying Notice of Special Meeting and proxy card (“Proxy”) are expected to be mailed to shareholders on or about August 20, 2003 or as soon as practicable thereafter.

VOTING INFORMATION

Notice of the Special Meeting and a Proxy accompany this Proxy Statement. In addition to solicitations made by mail, solicitations may also be made by telephone, through the internet, by facsimile or in person by officers or employees of the Fund and certain financial services firms and their representatives, who will receive no extra compensation for their services. All costs of solicitation will be borne by the Fund, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund’s shares, (c) payment to Alamo Direct (“Alamo”), a proxy solicitation firm, for its services as information agent and (d) supplementary solicitations to submit Proxies. Alamo has been engaged to act as information agent in connection with the solicitation of proxies for the Fund at an estimated total cost of $1,500, plus expenses. Although the Fund does not currently anticipate using the services of a solicitor, if the Fund determines to do so, it is estimated that the costs of these services would be approximately $3,500, plus expenses. However, the exact cost will depend on the amount and types of services rendered. If the Fund records votes by telephone or through the internet, it will use procedures designed to authenticate shareholders’ identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone or through the internet may be revoked at any time before they are voted. A shareholder may revoke a proxy voted by telephone or through the internet prior to the Special Meeting by (a) attending the Special Meeting to vote his/her shares in person (thereby revoking any prior Proxy) or (b) executing a superseding Proxy in the same manner as his/her original proxy.

Shareholders may provide their voting instructions through telephone touch-tone voting or internet voting. These options require shareholders to input a control number which is located on each Proxy. After inputting this number, shareholders will be prompted to provide their voting instructions on the Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or internet link.

[Shareholders who vote via the internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirming their instructions upon request.]

The most recent Annual Report of the Fund, containing audited financial statements for the fiscal year ended October 31, 2002, as well as the most recent Semi-Annual Report succeeding the Annual Report of the Fund (each, a “Report”), have previously been furnished to the Fund’s shareholders. An additional copy of each Report will be furnished without charge upon request by writing to the Fund c/o Scudder Investments, 222 South Riverside Plaza, Chicago, Illinois 60606 or by calling 1-800-621-1048. Reports are also available on the Scudder Investments website at www.scudder.com and at the Securities and Exchange Commission’s (the “Commission”) website at www.sec.gov.

If the enclosed Proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. Shares of the Fund are entitled to one vote each at the Special Meeting and fractional shares are entitled to proportionate shares of one vote. If no instructions are marked on the Proxy with respect to the Proposal, the Proxy will be voted ‘FOR’ the approval of the Proposal and in accordance with the judgment of the persons appointed as proxies with respect to any other matter that may properly come before the Special Meeting. Any shareholder giving a Proxy has the right to attend the Special Meeting to vote his/her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time prior to its exercise by executing a superseding Proxy or by submitting a written notice of revocation to the Fund’s secretary (the “Secretary”). To be effective, such revocation must be received by the Secretary prior to the Special Meeting. Merely attending the Special Meeting without voting will not revoke a prior Proxy.

In the event that a quorum is not present at the Special Meeting, or if a quorum is present but sufficient votes to approve the Proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of Proxies with respect to the Proposal. In determining whether to adjourn the Special Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Special Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by Proxy. A shareholder vote may be taken on the Proposal or on any other matter that may properly come before the Special Meeting, prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. The persons named as proxies will vote those Proxies that they are entitled to vote “FOR” the Proposal in favor of an adjournment and will vote those Proxies required to be voted “AGAINST” the Proposal against any adjournment. A quorum of shareholders is constituted by the presence in person or by proxy of the holders of 40% of the outstanding shares of the Fund entitled to vote at the Special Meeting. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker “non-votes” (that is, Proxies from brokers or nominees indicating that these persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. (See “Vote Required” for a further discussion of abstentions and broker non-votes.)

Shareholders of record at the close of business on August 4, 2003 (the “Record Date”) are entitled to notice of, and to vote at, the Special Meeting. The number of shares of each class of the Fund that were issued and outstanding as of the Record Date are set forth in Exhibit A to this Proxy Statement.

In order that your shares may be represented, you are requested to (unless you are voting by telephone or through the internet):

•	indicate your instructions on the Proxy;

•	date and sign the Proxy; and

•	mail the Proxy promptly in the enclosed envelope.

Instructions for voting by telephone or through the internet are included on the Proxy enclosed with this Proxy Statement.

As of the Record Date, PreservationPlus Income Fund (“PPI”), an affiliated mutual fund, owned beneficially and of record approximately 49% of the shares of the Fund. These shares will be voted by PPI for, against, or abstaining, in the same proportion as the votes cast by holders of all shares in the Fund otherwise represented at the Special Meeting. This practice is commonly referred to as “mirror” or “echo” voting.

Beneficial Ownership of Shares of the Fund

Exhibit B to this Proxy Statement sets forth information as of the Record Date regarding the beneficial ownership of each class of shares of the Fund by the only persons known by the Fund to beneficially own more than 5% of the outstanding shares of each class of the Fund. [Collectively, as of the Record Date the Trustees and executive officers of the Fund own less than 1% of the Fund’s outstanding shares.] The number of shares beneficially owned is determined under rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the Record Date through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares this power with his or her spouse) with respect to the shares set forth in Exhibit B. The inclusion therein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of the shares.

Investment Advisor and Administrator

Deutsche Asset Management, Inc. (“DeAM, Inc.”), with headquarters at 345 Park Avenue, New York, New York 10154 is the Fund’s investment advisor and administrator. DeAM, Inc. provides a full range of global investment advisory services to institutional and retail client, and as of June 30, 2003, managed approximately         billion in assets. DeAM, Inc. is an indirect wholly owned subsidiary of Deutsche Bank A.G.

Principal Underwriter

Scudder Distributors, Inc., 222 South Riverside Plaza, Chicago, Illinois 60606, is the Fund’s principal underwriter.

Proposal

TO MODIFY THE FUND’S FUNDAMENTAL INVESTMENT

RESTRICTION ON BORROWING

Shareholders are being asked to approve a modification to the Fund’s fundamental investment restriction on borrowing. The Fund has adopted certain investment restrictions or policies that are “fundamental,” meaning that as a matter of law they cannot be changed without shareholder approval. Under the Investment Company Act of 1940, as amended (the “1940 Act”), every mutual fund is required to have fundamental investment restrictions on certain matters, including the extent to which a fund may borrow money.

The 1940 Act limitations on borrowing are generally designed to protect shareholders and their investment by restricting a fund’s ability to subject its assets to the claims of creditors who, under certain circumstances, might have a claim to the fund’s assets that would take precedence over the claims of shareholders. In addition, the 1940 Act limitations reflect a Congressional intent to limit a mutual fund’s exposure to payments to creditors so that the investment company will not experience difficulty in managing a portfolio to meet debt payment obligations while still meeting redemption requests on demand. Under the 1940 Act, an open-end fund may borrow up to 33 1/3% of its total assets (including the amount borrowed) from banks and may borrow up to 5% of its total assets for temporary purposes from any other person. Generally, a loan is considered temporary if it is repaid within 60 days. Open-end funds typically borrow money to meet redemptions or other short-term cash needs in order to avoid forced, unplanned sales of portfolio securities. This technique allows a fund greater flexibility by allowing its advisor to buy and sell portfolio securities primarily for investment or tax considerations, rather than for cash flow considerations.

Currently, the Fund’s fundamental investment restriction with respect to borrowing is more restrictive than is required under the 1940 Act. It states that the Fund may not:

“Borrow money (i) except from banks as a temporary measure for extraordinary emergency purposes and (ii) except that the Fund may enter into reverse repurchase agreements and dollar rolls, if appropriately covered, with banks, broker-dealers and other parties; provided that, in each case, the Fund is required to maintain asset coverage of at least 300% for all borrowings. For the purposes of this investment restriction, short sales, transactions in currency, forward contracts, swaps, options, futures contracts and options on futures contracts, and forward commitment transactions shall not constitute borrowing.”

If shareholders approve the Proposal, the Fund’s current fundamental investment restriction on borrowing money would be modified to read as follows:

“The Fund may not borrow money, except in accordance with and to the extent permitted under the 1940 Act and the rules and interpretations thereunder.”

The revised fundamental investment restriction maintains the important investor protections described above while providing flexibility to respond to changing markets, new investment opportunities and future changes in applicable law. The proposed revised restriction is expected to facilitate the management of the Fund’s assets and simplify the process of monitoring compliance with investment restrictions.

The proposed revised restriction does not affect the investment objective of the Fund, which remains unchanged. The Fund will continue to be managed in accordance with the investment objective and policies described in its Prospectuses and Statement of Additional Information. The revised restriction would give the Fund an increased ability to engage in certain activities. Nonetheless, DeAM, Inc. currently anticipates utilizing the proposed flexibility to the limited degree described below and may not engage in borrowings beyond those described unless and until it is authorized to do so by the Fund’s Board. Therefore, the proposed modification is not expected to significantly affect the manner in which the Fund is managed or the Fund’s investment program [and DeAM, Inc. does not anticipate that the currently contemplated strategy will result in a material change in the level of investment risk associated with an investment in the Fund.]

Discussion of Proposed Modification.    As noted above, under the 1940 Act, a fund may borrow money from a bank for any purpose, including leveraging its portfolio of securities, up to 33 1/3% of its total assets (including the amount borrowed). Currently, however, the borrowing authority of the Fund is limited to (a) temporary borrowing from banks for extraordinary emergency purposes and (b) entering into reverse repurchase agreements and dollar rolls (with certain restrictions).1

The proposed modification would: (1) under the current limitations imposed by the 1940 Act, permit borrowings of up to 33 1/3% of total assets (i.e., permit the Fund to engage in borrowings for leverage purposes); (2) permit the use of reverse repurchase agreements or dollar rolls; and (3) remove the restrictions that allow borrowings to be made only from banks (the 1940 Act currently allows an open-end mutual fund to borrow any amount in excess of 5% of its total assets only from banks; however, the Commission has authorized certain Scudder funds to borrow from other Scudder funds, although this authority has not been utilized by the Fund.

As under the current investment restriction, short sales, transactions in currency, forward contracts, swaps, options, futures contracts and options on futures contracts, and forward commitment transactions would not constitute borrowings under the proposed revised investment restriction.

There are certain risk factors associated with borrowing and, to the extent the Fund’s ability to borrow money increases if shareholders approve the Proposal, these risk factors may increase. Borrowing creates risk and expenses for a fund and may make a fund’s net asset value more volatile. In addition, the costs associated with borrowing may lower overall returns for a fund. The 1940 Act effectively mediates those risks by requiring mutual funds to maintain continuous asset coverage (that is, total assets including borrowings, less liabilities exclusive of borrowings) of 300% of the amount borrowed. If the asset coverage should decline below 300% as a result of market fluctuations or for other reasons, the Fund would be required to sell some of its portfolio securities within three days to reduce its borrowings and restore the 300% asset coverage, even though it may be disadvantageous from an investment standpoint to sell securities at that time. To the extent the Fund borrows money, positive or negative

[1]	Reverse repurchase agreements involve the sale of securities held by the Fund pursuant to the Fund’s agreement to repurchase the securities at an agreed upon date and price, which typically reflects the current market rate of interest. In a dollar roll transaction, the Fund sells a security and agrees to buy a substantially similar security for future delivery. If the proposed modification is approved, the Fund would continue to be able to engage in reverse repurchase agreements and dollar rolls to the extent permitted under the 1940 Act.

performance by the Fund’s investments may be magnified. Any gain in the value, or income earned on the holding, of securities purchased with borrowed money that exceeds the interest paid on the amount borrowed would cause the net asset value of the Fund’s shares to increase more rapidly than otherwise would be the case. Conversely, any decline in the value of securities purchased, or cost in excess of income earned, would cause the net asset value of the Fund’s shares to decrease more rapidly than otherwise would be the case. Borrowed money thus creates an opportunity for greater capital gain but at the same time increases exposure to capital risk. Money borrowed will be subject to interest costs which may or may not be recovered by appreciation of the securities purchased or from income received as a holder of those securities.2 The Fund also may be required to maintain minimum average balances in connection with such borrowing or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

Limited Expected Use of Proposed Modification.    If the Proposal is approved, the Fund intends to borrow up to 5% of the Fund’s market value against called and tendered bonds in the Fund. Currently, the Fund may tender bonds in the Fund’s portfolio to other parties. The Fund receives the offer price of the tender on, or shortly after, the tender expiration date. There is typically a lag of between two to four weeks between when the tender document is signed and the cash proceeds are received by the Fund. During this lag period, the Fund is effectively “out of the market” (with respect to the tendered bonds), as the tendered security will not move in concert with the market. Because the tender price for the bond has been fixed and the financing for paying down the debt is in place, the tendered bond behaves like a cash equivalent. There can be bids for the bond during the period from the time of the tender offer to the receipt of the tender offer proceeds, but the bids are typically below the call or tender price. Under the Fund’s current investment policy guidelines, there are two alternatives for the Fund. The first is that the Fund holds the tendered bonds until the tender proceeds are received, and the Fund does not participate in the market during the lag period. The second is that the Fund sells the tendered bonds prior to the tender expiration at some discount in order to raise cash to reinvest.

If the Proposal is approved, the Fund would be able to borrow against the anticipated proceeds of a call or tender from the time the call or tender is agreed to until the call or tender proceeds are received. This would allow the Fund to borrow the anticipated proceeds from the tender offer, invest in other bonds if DeAM, Inc. deems such investments attractive, and repay the amount of the borrowing when the proceeds of the tender offer are received. As with other transactions, there are certain risks associated with this investment strategy, including that the tender offer is not completed and the bonds return to their original trading range (or lower), the securities purchased with borrowed funds decline in value or the Fund does not receive the proceeds of the called or tendered bonds from the issuer.

If shareholders approve the Proposal, the Fund would be permitted to engage in other borrowings for leverage purposes, although the Fund currently has no intention of engaging in borrowings not permitted under its current fundamental investment

[2]	DeAM, Inc. has in place a contractual fee waiver with the Fund for the 16-month period from the Fund’s fiscal year end such that DeAM, Inc. will waive its advisory and administrative fees and/or reimburse expenses to the extent necessary so that the ordinary annual operating expenses of each class of the Fund do not exceed a stated amount. Ordinary annual operating expenses do not include interest costs on Fund borrowings and, thus, such expenses would not be subject to the fee waiver.

restriction on borrowing other than borrowings against tendered bonds. Should DeAM, Inc. determine in the future to engage in other types of borrowing if the Proposal is approved by the shareholders, it has undertaken to do so only to the extent that its borrowing program is specifically authorized by the Fund’s Board.

The Fund’s Board, together with the Fund’s officers and DeAM, Inc., have reviewed the Fund’s current fundamental restriction on borrowing and have concluded that it should be modified based on the development of new regulatory practices and to permit the Fund to engage in certain investment practices, as more fully discussed in this Proxy Statement, and to facilitate administration of the Fund. In its review, the Board considered a number of factors, including that the proposed revision would provide the Fund with increased flexibility to engage in borrowing to the extent permitted pursuant to the 1940 Act; that the proposed revision would provide the Fund with flexibility to deal with any future regulatory changes and may make administration of the Fund more efficient; and the possible enhancement in the Fund’s return (and the concomitant risk factors discussed above) if the Fund determined to increase its borrowings.

The Board unanimously recommends that shareholders vote to modify the Fund’s fundamental investment restriction on borrowing. If the Proposal is not approved, then the Fund’s existing fundamental restriction on borrowing will remain in effect, and the Board will consider what other appropriate action, if any, to take, including resoliciting shareholders. If shareholders approve the change to the Fund’s fundamental investment restriction on borrowing, the change will become effective immediately.

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THIS PROPOSAL.

VOTE REQUIRED

Approval of the Proposal requires the affirmative vote of a “majority” of the outstanding shares of the Fund. “Majority” (as defined in the 1940 Act) means (as of the Record Date) the lesser of (a) 67% or more of the shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes against the Proposal.

The Board is not aware of any other matters that will come before the Special Meeting. Should any other matter properly come before the Special Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

SUBMISSION OF SHAREHOLDER PROPOSALS

The Fund does not hold regular shareholders’ meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders’ meeting should send their written proposals to the Secretary of the Trust at the address set forth on the cover of this Proxy Statement.

Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the Fund’s meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

SHAREHOLDERS’ REQUEST FOR SPECIAL MEETING

Shareholders holding at least 10% of the Fund’s outstanding voting securities (as defined in the 1940 Act) may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Trustee of the Trust. Meetings of shareholders for any other purpose also shall be called by the Board when requested in writing by shareholders holding at least 10% of the shares then outstanding.

IF YOU HAVE ANY QUESTIONS CONCERNING THE PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT THE FUND’S INFORMATION AGENT, ALAMO DIRECT, AT  1-(866)-362-0611.

SHAREHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE SPECIAL MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, OR FOLLOW THE INSTRUCTIONS FOR VOTING BY TELEPHONE OR THROUGH THE INTERNET ON THE ENCLOSED PROXY.

By Order of the Board of Trustees,

Daniel O. Hirsch, Secretary

August     , 2003

Annex I

5% SHAREHOLDERS LIST

Name and Address	Shares Held	Percent of outstanding shares (class)

*	The Fund believes that this entity, the holder of record of these shares, is not the beneficial owner of such shares.

I-1

For more information please call your Fund’s information agent,

Alamo Direct, at 1-(866)-362-0611.

[CODE TO COME]

PO Box 18011

Hauppauge, NY 11788-8811	PROXY CARD

SCUDDER MG INVESTMENTS TRUST

SCUDDER HIGH INCOME PLUS FUND

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

One South Street, Baltimore, Maryland 21202-3220

2:00 p.m., Eastern time, on October 1, 2003

The undersigned hereby appoints Daniel Hirsch, Bruce Rosenblum and Lisa Hertz, and each of them, each with full power of substitution, as proxies of the undersigned to vote all shares of stock that the undersigned is entitled in any capacity to vote at the above-stated special meeting, and at any and all adjournments or postponements thereof (the “Special Meeting”), on the matters set forth on this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon such other matters as may properly be brought before the Special Meeting. This proxy revokes all prior proxies give by the undersigned.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the Proposal. All ABSTAIN votes will be counted in determining the existence of a quorum at the Special Meeting and as votes AGAINST the Proposal.

Receipt of the Notice and Proxy Statement, dated August             , is hereby acknowledged.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com
VOTE VIA THE TELEPHONE: 1-866-241-6192
CONTROL NUMBER: 999 9999 9999 999
Note: Joint owners should EACH sign. Please sign EXACTLY as your name(s) appears on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such.

Signature(s) (Title(s), if applicable)

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES WITH RESPECT TO YOUR FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE PROPOSAL.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. Example:    ■

VOTE ON THE PROPOSAL:

	FOR	AGAINST	ABSTAIN
Approval of a modification to the Fund’s fundamental investment restriction on borrowing.	☐	☐	☐

The appointed proxies will vote on any other business as may properly come before the Special Meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED ON REVERSE SIDE.